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                                                                    Exhibit 10.4

                             SUBSTITUTED AND AMENDED
                                    TERM NOTE

$11,000,000.00    January 8, 1998

                                                               Chicago, Illinois
                                                         Substituted and Amended
                                                                  March 29, 1999

         FOR VALUE RECEIVED, each of the undersigned (individually, a "Borrower" and collectively, the "Borrowers"), jointly and severally, hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as agent (in such capacity, "Agent") for itself, as a "Lender" and each of the other "Lenders" (as such terms are defined in the Loan Agreement hereinafter referred to), for the ratable benefit of all Lenders, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to the Base Rate plus one and one-half percent (1.5%). If Borrowers exercise the LIBOR Option as provided in Section 2.3 of the Loan Agreement, interest shall accrue at a variable rate equal to the LIBOR Rate plus three percent (3%).

         This Term Note (this "Note") is referred to in, and is issued pursuant to, that certain Loan and Security Agreement of even date herewith by and among the undersigned, Agent and Lenders (the "Loan Agreement") and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Security Documents") are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         It is expressly understood and agreed by Borrowers that (a) the principal balance of this Note includes certain Obligations hitherto evidenced by that certain Term Note dated January 8, 1998, in the original principal amount of $15,000,000 (the "Existing Note"), executed by the Borrowers (as defined in the Original Loan Agreement) and payable to the Agent and (b) to the extent any of such Obligations are included in the principal balance of this Note, this Note, (i) merely re-evidences the obligations hitherto evidenced by the Existing Note, (ii) is given in substitution for and not in repayment of the Existing Note and (iii) is in no way intended to constitute a novation of the Existing Note.

         Each Borrower acknowledges and understands that the Base Rate merely serves as a basis upon which effective rates of interest are calculated for loans making reference to the per annum

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rate of interest publicly announced by Bank from time to time as its prime rate for commercial loans whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers (and if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designed by Bank as a substitute therefor shall be the Base Rate) and that such rate may not be the lowest or best rate at which Bank calculates interest or extends credit. After the date hereof, the rate of interest in effect hereunder shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the date that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Note is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or Majority Lenders, the outstanding principal balance of this Note shall bear interest at a variable rate per annum equal to the Default Rate.

         All interest hereunder shall be computed in the manner provided in
Section 2 of the Loan Agreement and shall be due and payable on the dates provided in subsection 3.2(b).

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Agent for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that Agent has charged or received interest hereunder in excess of the highest applicable rate, such rate automatically shall be reduced to the maximum rate permitted by law and Agent promptly shall refund to Borrowers any interest received by it in excess of the maximum lawful rate. It is the intent hereof that no Borrower pay or contract to pay, and that Agent not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under applicable law.

         The principal amount of this Note shall be due and payable on the respective dates set forth below in the respective amounts set forth opposite such dates:

                  Payment Date                           Payment Amount

                  April 1, 1999                            $ 375,000
                  July 1, 1999                             $ 375,000
                  October 1, 1999                          $ 375,000
                  January 1, 2000                          $ 375,000

                  April 1, 2000                            $ 625,000
                  July 1, 2000                             $ 625,000
                  October 1, 2000                          $ 625,000
                  January 1, 2001                          $ 625,000


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                  Payment Date                           Payment Amount

                  April 1, 2001                            $ 625,000
                  July 1, 2001                             $ 625,000
                  October 1, 2001                          $ 625,000
                  January 1, 2002                          $ 625,000

                  April 1, 2002                            $ 875,000
                  July 1, 2002                             $ 875,000
                  October 1, 2002                          $ 875,000
                  January 1, 2003                          $ 875,000

                  April 1, 2003                            $ 875,000
                  July 1, 2003                             The then outstanding
                                                           aggregate principal
                                                           balance thereof

         Additionally, Borrowers shall make mandatory prepayments on this Note as set forth in subsections 3.3(a) and (b) of the Loan Agreement. Borrowers may prepay this Note as specified in subsection 3.3(c) the Loan Agreement.

         Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement.

         Borrowers may terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4.2 of the Loan Agreement. If Agent shall terminate the Loan Agreement, then, in connection with such termination, Borrowers shall prepay the Note in the manner provided in
Section 4.2 of the Loan Agreement.

         The occurrence of an Event of Default under the Loan Agreement, including the failure to pay any installment of interest in full in accordance with the terms of the Loan Agreement, shall constitute an event of default under this Note and shall entitle Agent, at the option of the Agent, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon any Borrower, all of which each Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrowers shall be obligated to pay, in addition to the unpaid principal balance and accrued interest hereof, reasonable attorney's fees.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.


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         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender or Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender or Agent of any right or remedy preclude any other right or remedy. Lender or Agent, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against any Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Lender or Agent may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of laws principles.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

                                         INTEGRA NEUROCARE LLC, a
                                         Delaware limited liability company

                                         By:  NEUROCARE HOLDING CORPORATION,
                                              its sole Member

                                         By: /s/John B. Henneman, III
                                             -------------------------------
                                             John B. Henneman, III

                                         REDMOND NEUROCARE LLC, a
                                         Delaware limited liability company

                                         By: INTEGRA NEUROCARE LLC, its
                                             sole Member

                                         By: INTEGRA HOLDING CORPORATION, its
                                             sole Member

                                         By: /s/John B. Henneman, III
                                             -------------------------------
                                             John B. Henneman, III

                                         HEYER-SCHULTE NEUROCARE, INC., a
                                         Delaware corporation

                                         By: /s/John B. Henneman, III
                                             -------------------------------
                                             John B. Henneman, III

                                         CAMINO NEUROCARE, INC., a
                                         Delaware corporation

                                         By: /s/John B. Henneman, III
                                             -------------------------------
                                             John B. Henneman, III